Exhibit 99.1

NEWS RELEASE	Contact:	Dave Horin
Chief Financial Officer
(212) 356-0545

Rodman Reports First Quarter 2011 Financial Results

New York, NY May 3, 2011 – Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) today announced financial results for the first quarter ended March 31, 2011.

Edward Rubin, Rodman & Renshaw’s CEO said, “Overall we are pleased with the progress we have made during the first quarter. We completed the strategic acquisition of Hudson Holding Corporation, broadening our scope of products and services and solidifying our position as a full service investment bank. At the same time, we saw significant revenue contribution from the sectors we have expanded into, including oil and gas, further evidencing the diversification of our business platform.”

“During the first quarter of 2011, we completed 33 deals raising $1.1 billion, of which approximately $750 million was in the oil and gas space, including a $144 million sole managed follow-on public offering for Hyperdynamics Corporation. Our pipeline remains solid including 10 prospective public offerings that our capital markets group has in registration. Despite a difficult market environment, we continue to advance Rodman as the go-to investment bank for growth companies. 2011 will be driven by our ability to monetize our current pipeline in spite of these challenging conditions,” concluded Mr. Rubin.

First Quarter 2011 Highlights:

•	Investment banking revenue of $27.5 million, compared to $29.3 million and $22.1 million in the first quarter of 2010 and the fourth quarter of 2010, respectively.

•	Revenue, excluding principal transactions, of $29.7 million, compared to $30.5 million and $23.5 million in the first quarter of 2010 and the fourth quarter of 2010, respectively.

•	Net loss of $0.2 million, or $0.01 per diluted share.

•

Non-GAAP net operating income of $1.6 million, or $0.05 per diluted share, and an 8% non-GAAP pre-tax operating margin. For the fourth quarter of 2010, the Company reported non-GAAP operating net gain of $2.0 million, or $0.05 per diluted share. A reconciliation between GAAP results and non-U.S. GAAP measures is contained in the tables that accompany this release, under “Non-U.S. GAAP Financial Measures”.

•

33 financing transactions were completed raising $1.1 billion in the first quarter of 2011, compared to 36 financing transactions raising $0.9 billion in the first quarter of 2010 and 41 financing transactions raising $1.4 billion in the fourth quarter of 2010.

•	The Company was once again ranked the number one investment bank in PIPE and Registered Direct transactions by deal volume for the quarter.[1]

The Company will hold a conference call this morning, May 3, 2011, at 10:00 AM Eastern Time to discuss these results (see “Conference Call Information” below).

[1]	Source: Sagient Research Systems, a leading publisher of independent research for the financial services and institutional investment communities.

Hudson Holding Corporation Merger

On April 8, 2011, the Company completed its previously announced acquisition of Hudson Holding Corporation (“Hudson”). The transaction was valued at approximately $5.3 million, based upon a $2.06 valuation per share of the Company’s common stock.

BUSINESS HIGHLIGHTS

Investment Banking

Investment banking revenue was $27.5 million for the first quarter of 2011, which included $4.3 million related to warrants received as compensation for activities as underwriter or placement agent valued using Black-Scholes, compared to $29.3 million in investment banking revenue, which included $6.1 million related to warrants received, for the first quarter of 2010 and $22.1 million in investment banking revenue, which included $3.4 million related to warrants received, for the fourth quarter of 2010. Private placement and underwriting revenue for the first quarter of 2011 was $25.7 million, compared to $21.0 million for the fourth quarter of 2010. Strategic advisory fees for the first quarter of 2011 were $1.8 million, compared to $1.1 million for the fourth quarter of 2010.

Merchant Banking

Merchant banking revenue, consisting of gains (or losses) on investments by the Company’s Aceras BioMedical joint venture and other principal investments activity, was $0.6 million. The values at which the Company’s investments are carried on its books are adjusted to estimated fair value at the end of each quarter.

Sales & Trading

•	Commissions for the first quarter were $1.2 million, compared to $1.0 million for the first quarter of 2010 and $1.2 million for the fourth quarter of 2010.
•

Principal transactions revenue (which predominantly represents changes in the value of the Company’s warrant portfolio) for the first quarter was a $2.3 million loss, compared to a $2.8 million loss for the first quarter of 2010 and a $1.4 million loss for the fourth quarter of 2010. Since the fluctuation in value is outside of the Company’s control, it excludes such revenue or loss when recording income on a non-GAAP basis.

Operating Expenses

Compensation Expense

•	Employee compensation and benefits expense for the first quarter of 2011 was $17.9 million, compared to $13.5 million for the first quarter of 2010 and $14.1 million for the fourth quarter of 2010.
•

Employee compensation and benefits expense represented 60% of transaction related revenue (revenue excluding principal transaction loss) for the first quarter of 2011, respectively, compared to 44% for the first quarter of 2010. Employee compensation and benefits expense for the first quarter of 2010 was impacted by the reversals of stock-based compensation related to several large RSU forfeitures.

•

The Company had 123 full-time employees at March 31, 2011, compared to 131 full-time employees at December 31, 2010. Approximately 75% of the Company’s employees at March 31, 2011 were client facing employees.

Non-Compensation Expense

Non-compensation expense for the first quarter was $9.8 million, compared to $9.9 million for the first quarter of 2010 and $6.4 million for the fourth quarter of 2010. The first quarter of 2011 includes Hudson acquisition related costs of $0.4 million.

Capital

Liquid assets were $26.0 million at March 31, 2011, consisting of cash and cash equivalents, “Level I” assets less “Level I” liabilities and current receivables, compared to $30.7 million at December 31, 2010. The decrease in liquid assets primarily relates to 2010 year-end bonus payments and the cost of treasury stock purchases partially offset by cash inflows from operations. Adjusted book value per common share at March 31, 2011 was $1.29. Adjusted book value per common share is based on common shares outstanding including unvested and vested restricted stock and restricted stock units.

Conference Call Information

In conjunction with the earnings release, Rodman & Renshaw will hold a conference call on May 3, 2011 at 10:00 AM Eastern Time, hosted by Mr. Edward Rubin, Chief Executive Officer and Mr. David Horin, Chief Financial Officer. Investors and analysts can participate in the conference call by dialing 1-877-407-9205 (United States) or 1-201-689-8054 (International).

The conference will be replayed in its entirety beginning at approximately 2:00 PM Eastern Time on May 3, 2011, through to 11:59 PM Eastern Time on May 10, 2011. To access the replay of this conference call, please dial 1-877-660-6853 (United States) or 1-201-612-7415 (International) and use Account #286, Conference # 371853.

The conference call will also be simultaneously broadcast live over the Internet, as well as for replay, and can be accessed through the webcasts and presentations tab of the investor relations section of the Rodman & Renshaw Capital Group, Inc. website located at www.rodm.com. Please allow for some time following the completion of the conference call to access the archive of the Webcast. Allow for time prior to the conference call Webcast to visit the web site and download the streaming media software required to listen to the Internet broadcast.

About Rodman & Renshaw Capital Group, Inc.

Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) is a holding company with a number of direct and indirect subsidiaries, including Rodman & Renshaw, LLC and Hudson Securities, Inc.

Rodman & Renshaw, LLC is a full-service investment bank dedicated to providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions. The company also provides research and sales and trading services to institutional investors. Rodman is the leader in the PIPE (private investment in public equity) and RD (registered direct offering) transaction markets. According to Sagient Research Systems, Rodman has been ranked the #1 Placement Agent by deal volume of PIPE and RD financing transactions completed every year since 2005.

For more information visit Rodman & Renshaw on the Internet at www.rodm.com.

MEMBER FINRA, SIPC

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements.

These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed March 15, 2011, which is available at the U.S. Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management’s reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition
as of March 31, 2011 (Unaudited) and December 31, 2010
Dollars in Thousands, Except Per Share Amounts

	March 31, 2011	December 31, 2010

Assets
Cash and cash equivalents:
Unrestricted	$15,845	$13,350
Restricted	1,449	1,448

Total cash and cash equivalents	17,294	14,798
Financial instruments owned, at fair value:
Corporate equity securities	4,889	7,497
Merchant banking investments	10,866	10,557
Warrants	11,613	15,570
Notes	2,531	2,197
Investments in shell companies	1,654	1,654
Other investments	418	505

Total financial instruments owned, at fair value	31,971	37,980
Private placement and other fees receivable	3,827	3,598
Receivable from brokers, dealers & clearing agencies	544	7,706
Prepaid expenses	2,462	2,549
Property and equipment, net	3,160	3,263
Deferred tax receivable	8,388	6,801
Other assets	1,062	3,807
Goodwill and other intangible assets, net	515	601

Total Assets	$69,223	$81,103

Liabilities and Stockholders’ Equity
Accrued compensation payable	$11,131	$19,287
Accounts payable and accrued expenses	5,314	4,947
Acquisitions related payables	564	690
Financial instruments sold, not yet purchased, at fair value	5	3,918

Total Liabilities	17,014	28,842

Stockholders’ Equity
Common stock, $0.001, par value; 100,000,000 shares authorized; 33,117,498 and 33,484,098 issued as of March 31, 2011 and December 31, 2010, respectively	33	33
Preferred stock, $0.001 par value; 1,000,000 authorized; none issued	—	—
Additional paid-in capital	69,655	69,654
Treasury stock, 60,000 shares in 2011, 97,500 shares in 2010	(127)	(260)
Accumulated deficit	(17,352)	(17,166)

Total Stockholders’ Equity	52,209	52,261

Total Liabilities and Stockholders’ Equity	$69,223	$81,103

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations for the
Three Months Ended March 31, 2011 and 2010 (Unaudited)
Amounts in Thousands, Except Per Share Amounts

	Three Months Ended March 31,

	2011	2010

Revenues:
Investment banking	$27,471	29,268
Merchant banking	566	177
Commissions	1,162	1,014
Conference fees	446	—
Principal transactions	(2,315)	(2,810)
Interest and other income	15	78

Total revenues	27,345	27,727

Operating expenses:
Compensation and benefits	17,863	13,496
Conference expense	2,907	3,117
Professional and consulting	1,574	1,561
Occupancy and equipment rentals	773	768
Advertising and marketing	307	652
Communication and market research	914	761
Depreciation and amortization	397	520
Business development	1,299	995
Office supplies	161	208
Bad debt expense	37	485
Hudson acquisition related expense	418	—
Other	984	837

Total operating expenses	27,634	23,400

Operating income (loss)	(289)	4,327
Income tax expense (benefit)	(103)	2,233

Net income (loss)	$(186)	2,094

Net income (loss) per common share:
Basic	$(0.01)	0.06

Diluted	$(0.01)	0.06

Weighted average common shares outstanding:
Basic	35,208	36,149

Diluted	35,208	37,818

The table below reconciles weighted average number of common shares outstanding, basic and diluted, for the three months ended March 31, 2011 and 2010 (weighted average shares in thousands):

		Three Months Ended March 31,

		2011	2010

Shares outstanding	(A)	33,290	35,366
Unearned restricted stock	(B)	(45)	(144)
Earned restricted stock units	(C)	1,963	927

Shares outstanding, basic		35,208	36,149

Stock options	(D)	—	375
Non-vested restricted stocks and RSUs	(D)	—	1,294

Shares outstanding, diluted		35,208	37,818

(A)	Shares outstanding represents shares issued less shares repurchased in treasury stock.

(B)

As restricted stock is contingent upon a future service condition, unearned shares are removed from shares outstanding in the calculation of basic EPS as the Company’s obligation to issue these shares remains contingent.

(C)

As earned restricted stock units are no longer contingent upon a future service condition and are issuable upon a certain date in the future, earned restricted stock units are added to shares outstanding in the calculation of basic EPS.

(D)

Calculated under the treasury stock method. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

Non-U.S. GAAP Financial Measures

The Company has utilized the non-GAAP information set forth below as an additional device to aid in understanding and analyzing its financial results for the three months ended March 31, 2011, December 31, 2010, and March 31, 2010. Management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the Company’s business and facilitate meaningful comparison of the results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A limitation of utilizing these non-GAAP measures is that GAAP accounting does in fact reflect the underlying financial results of the Company’s business. Therefore, management believes that the GAAP measures as well as the corresponding non-GAAP measures of the Company’s financial performance should be considered together.

A reconciliation of the Company’s GAAP net income (loss) for the first quarter of 2011, the fourth quarter of 2010, and the first quarter of 2010 its non-GAAP net operating income (loss) for the first quarter of 2011, the fourth quarter of 2010, and the first quarter of 2010 is set forth below (in millions of dollars):

Net loss for the three months ended March 31, 2011	$(0.2)
Exclusion of principal transaction loss, net of taxes	1.4
Hudson acquistion related expense	0.4

Non-GAAP net operating income for the three months ended March 31, 2011	$1.6

Net income for the three months ended December 31, 2010	$1.2
Exclusion of principal transaction loss, net of taxes	0.8

Non-GAAP net operating income for the three months ended December 31, 2010	$2.0

Net income for the three months ended March 31, 2010	$2.1
Exclusion of principal transaction loss, net of taxes and related compensation	0.9

Non-GAAP net operating income for the three months ended March 31, 2010	$3.0

Basic and diluted income (loss) per share is calculated by dividing net income by the weighted average number of common shares outstanding for the period.

The following table sets forth the Company’s GAAP basic and diluted weighted average shares outstanding and its GAAP basic and diluted income (loss) per share for the first quarter of 2011, the fourth quarter of 2010, and the first quarter of 2010 after applying the adjustments described above:

Amounts in Thousands, Except Per Share Amounts	Three Months Ended

	**
	March 31, 2011	December 31, 2010	March 31, 2010

Weighted average shares:
Basic	35,208	35,314	36,149
Diluted	35,208	37,466	37,818

Income (loss) per share:
Basic	$(0.01)	$0.03	$0.06
Diluted	$(0.01)	$0.03	$0.06

Non-GAAP income per share:
Basic	$0.05	$0.06	$0.08
Diluted	$0.05	$0.05	$0.08

** Diluted EPS weighted average shares for the quarter ended March 31, 2011 is not the same as the diluted EPS weighted average shares on a non-GAAP basis. The amount of non-GAAP diluted EPS weighted average shares for the quarter ended March 31, 2011 is 36,449,000.

Pre-tax operating margin is calculated by dividing (a) operating income, with non-GAAP adjustments, less non-cash principal transaction revenue, net of compensation and non-controlling interest, by (b) total revenues, less non-cash principal transaction revenue and non-controlling interest.

Amounts in Millions, Except Percentages	Three Months Ended March 31, 2011	Three Months Ended December 31, 2010	Three Months Ended March 31, 2010

Operating income (loss)	$(0.3)	$1.6	$4.3
Principal transaction loss	2.3	1.4	1.4
Hudson acquisition expense	0.4	—	—

Adjusted operating income (non-GAAP)	$2.4	$3.0	$5.7

Total revenues	$27.3	$22.1	$27.7
Principal transaction loss	2.3	1.4	2.8

Adjusted total revenues (non-GAAP)	$29.6	$23.5	$30.5

Pre-tax operating margin (non-GAAP)	8%	13%	19%